                                                                   EXHIBIT 99.10

                                      LOGO
                              FRONTIER CORPORATION


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To vote by telephone:
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It's fast, convenient, and immediate!
Call toll-free on a touch-tone phone
1-877-PRX-VOTE (1-877-779-8683)

Follow these four easy steps:

1.     Read the accompanying joint proxy
       statement/prospectus and proxy card

2.     Call the toll-free number
       1-877-PRX-VOTE (1-877-779-8683)

3. Enter your 14-digit control number located on your proxy card above your name

4.     Follow the recorded instructions

Your vote is important!
Call 1-877-PRX-VOTE anytime!


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To vote by Internet:
----------------------


It's fast, convenient, and your vote is immediately confirmed and posted!


Follow these four easy steps:

1.     Read the accompanying joint proxy
       statement/prospectus and proxy card

2.     Go to the website:
       http://www.eproxyvote.com/fro

3. Enter your 14-digit control number located on your proxy card above your name

4.     Follow the instructions provided

Your vote is important!
Go to http://www.eproxyvote.com/fro anytime!


       Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Please note all votes cast via the telephone or the Internet must be cast prior to _______ p.m. EDT, ________, 1999.

       You may also cast your vote by indicating your vote on the enclosed proxy card, signing and dating the proxy card and returning the proxy card promptly in the envelope provided. Please see the instructions on the proxy card.

       If you wish to attend the Special Meeting in person, please mark the box below and complete the ticket request form provided. You may also call the shareholder line at 1-800-573-2473 to request an admission ticket. If you wish to change your address, please mark the box below and note you change of address at left.


     Do not return the enclosed proxy card if you are voting by telephone or
                                   Internet.


                              THANK YOU FOR VOTING!
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                              FOLD AND DETACH HERE
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       THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL.

1. Proposal to adopt the Agreement and Plan of Merger, dated as of March 16, 1999 and as amended as of May 16, 1999, as the same may be amended from time to time, among Global Crossing Ltd., GCF Acquisition Corp. and Frontier Corporation.


             FOR               AGAINST               ABSTAIN
             [ ]                 [ ]                   [ ]


2. In accordance with their discretion on any matters which may properly come before the meeting or which are incident to the conduct of the meeting.



MARK HERE FOR ADDRESS                     MARK HERE IF YOU
CHANGE AND NOTE AT LEFT     [    ]        PLAN TO ATTEND THE MEETING      [    ]
                             ----                                          ----


Signature:________________________  Date:______________

Signature:________________________   Date:_____________


         PLEASE SIGN NAME ABOVE EXACTLY AS IT APPEARS ON THIS PROXY, DATE AND RETURN THE PROXY PROMPTLY IN THE ENVELOPE PROVIDED. When signing as attorney, executor, trustee or in other representative capacity, state full title. For stock held in joint tenancy, each joint owner should sign.

Ticket Request

         If you would like to attend the Special Meeting of Shareholders to be held at ___, ___, at 10:30 a.m., local time, on ____, 1999, you may use this form to request your admission ticket. Complete the form by typing or printing your name and address. All admission tickets will be provided at the registration desk for the meeting beginning at 9:30 a.m. Please note that doors to the meeting will not be open before 9:30 a.m. The envelope provided for the return of your proxy card should also be used to return this form.

         You may also request an admission ticket by calling the shareholder line 1-800-573-2473. If you hold your shares through a broker or otherwise are not a record holder, we may require you to show evidence of your share position before you will be allowed into the special meeting.

Note: If your shares are not registered in your own name, please advise the shareholder of record, which may be your bank, broker, trustee, etc., that you wish to attend the Special Meeting. The registered owner must provide you with evidence of your stock ownership so that you will be admitted at the meeting.



Name___________________________________________
Street_________________________________________
City___________________________________________
State____________________Zip Code______________

Please print or type the above information.




                             FOLD AND DETACH HERE
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    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FRONTIER
                                 CORPORATION.

         The undersigned (a) appoints Joseph P. Clayton and Josephine S. Trubek and each of them, with full power of substitution, his or her proxy to represent and vote, as designated below, all shares of Frontier Corporation registered in the name of the undersigned, with the powers the undersigned would possess if personally present at the Special Meeting of Shareholders to be held at ___,___, at 10:30 a.m., local time, on ___, 1999, and at any postponement, continuation or adjournment thereof and (b) revokes all prior proxies.


         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED HEREIN, OR IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" THE ADOPTION OF THE MERGER AGREEMENT.


             (Continued and TO BE SIGNED AND DATED on reverse side.)